UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Furmanite Corporation

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FURMANITE CORPORATION
2435 North Central Expressway
Richardson, Texas 75080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2008
To the Stockholders of Furmanite Corporation:
          Notice is hereby given that the Annual Meeting of Stockholders of Furmanite Corporation, a Delaware corporation (the “Company”), will be held at 900 East Lookout Drive, Richardson, Texas, 75082 at 10:00 A.M. Central Daylight Savings time on May 12, 2008 for the following purposes:
(1)	To elect a Board of Directors;

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.
          Stockholders of record at the close of business on March 20, 2008, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
          Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via the Internet, via a toll free telephone number, or by signing, dating, and mailing a paper copy of the proxy card.
By Order of the Board of Directors
Howard C. Wadsworth
Senior Vice President, Treasurer and Secretary
Richardson, Texas
April 2, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE FURMANITE CORPORATION STOCKHOLDER MEETING
TO BE HELD ON MONDAY, MAY 12, 2008
Notice of Internet Availability was mailed to stockholders of record as of March 20, 2008. The annual report and proxy statement are available at www.proxyvote.com. We encourage you to review all of the important information contained in the proxy materials before voting.
If you would like to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request on or before April 28, 2008.
TO REQUEST MATERIAL: Internet: www.proxyvote.com Telephone: 1-800-579-1639
Email: sendmaterial@proxyvote.com
WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES VIA THE INTERNET, VIA A TOLL FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND MAILING YOUR PAPER PROXY CARD. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

FURMANITE CORPORATION
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 12, 2008

SOLICITATION AND REVOCABILITY OF PROXIES
          This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the common stock, no par value (the “common stock”), of Furmanite Corporation (“Furmanite” or the “Company”) on behalf of the Board of Directors of Furmanite for use at the Annual Meeting of Stockholders to be held at 900 East Lookout Drive, Richardson, Texas, 75082 at 10:00 A.M. Central Daylight Savings time on May 12, 2008, or at any adjournment of such meeting. Copies of the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement and Form of Proxy are being mailed to stockholders on or about April 2, 2008.
          In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), Furmanite has elected to provide access to the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials will be mailed to stockholders of record and beneficial owners on or about April 2, 2008. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or by requesting a printed set of the proxy materials be mailed to them by following the instructions in the Notice of Internet Availability.
          A proxy that has been received by Furmanite management may be revoked by the stockholder giving such proxy at any time before it is exercised. However, mere attendance at the meeting by the stockholder will not itself have the effect of revoking the proxy. A stockholder may revoke his or her proxy by notification in writing (or in person, if he or she attends the meeting) given to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, or by proper execution of a proxy bearing a later date. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.
          Furmanite’s principal executive offices are located at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, and its telephone number is (972) 699-4000.
          At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
          The Board of Directors of Furmanite has fixed the close of business on March 20, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date, there were 36,984,996 shares of Furmanite common stock outstanding, and the holders of record on that date will be entitled to one vote for each share held by them for each proposition to be presented at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
          The following table sets forth information with respect to the shares of Furmanite’s common stock owned of record or beneficially as of March 20, 2008, by all persons other than directors and executive officers of the Company who own of record or are known by Furmanite to own beneficially more than 5% of such class of securities:

		Amount and Nature
		of Beneficial
Name and Address of Beneficial Owner	Title of Class	Ownership	Percent of Class

Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, California 94403	Common Stock	2,768,000	7.5%

Jeffrey L. Gendell, et al (2) 31 West 52nd Street, 17th Floor New York, New York 10019	Common Stock	2,726,300	7.4%

(1)	Franklin Resources, Inc. reported sole dispositive power and sole voting power with respect to all such shares in Schedule 13G/A, dated January 24, 2008, filed by the stockholder with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	Tontine Capital Partners, L.P., Tontine Capital Management LLC and Jeffrey L. Gendell, herein referred to as Reporting Persons, reported shared dispositive power and shared voting power with respect to all such shares. The information included herein was obtained from information contained in Schedule 13G/A, dated January 17, 2007, filed by the stockholder with the SEC pursuant to the Exchange Act.

BENEFICIAL OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS
          The following table sets forth information as of March 20, 2008 with respect to shares of common stock beneficially owned by directors and nominees for director and executive officers of the Company:

		Amount and Nature of
		Beneficial
		Ownership(1)	Percent of
Name	Title of Class	(2)	Class

John R. Barnes Chairman of the Board and Chief Executive Officer	Common Stock	1,370,761(3)(4)	3.7%

Sangwoo Ahn Director	Common Stock	361,699(5)	*

Charles R. Cox Director	Common Stock	489,393(5)	1.3%

Hans Kessler Director	Common Stock	161,579(5)	*

Michael L. Rose President	Common Stock	139,864(2)(6)	*

Joseph E. Milliron (7) Executive Vice President and Chief Operating Officer	Common Stock	114,496(2)(8)	*

Howard C. Wadsworth Senior Vice President, Treasurer and Secretary	Common Stock	341,836(3)	*

Daryl L. Conner(9) Vice President and Controller	Common Stock	—	*

All Directors and Executive Officers as a group (8 persons)			8.0%

*	Less than one percent.

(1)	Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)	Includes 118,947, 118,947, 118,947, 40,000 and 40,000 shares that Messrs. Ahn, Cox, Kessler, Rose and Milliron, respectively, have the right to acquire, pursuant to options granted by the Company, within 60 days of March 20, 2008.

(3)	Includes 100,000 and 50,000 shares that Messrs. Barnes and Wadsworth, respectively, may not sell prior to December 6, 2011 (other than in the event of death, disability, or a change in control of the Company).

(4)	Includes 912,252 shares with respect to which Mr. Barnes has shared voting power and no dispositive power.

(5)	Includes 30,000 shares which may not be sold while the holder is serving as a Director of the Company.

(6)	Includes 50,000 shares that will vest to Mr. Rose on December 6, 2010, and that may not be sold prior to December 6, 2011 (other than in the event of his death, disability, or a change in control of the Company).

(7)	Mr. Milliron was named Executive Vice President and Chief Operating Officer of the Company in June 2007.

(8)	Includes 50,000 shares that will vest to Mr. Milliron on December 6, 2011, and that may not be sold prior to December 6, 2011 (other than in the event of his death, disability, or a change in control of the Company).

(9)	Mr. Conner became controller of Furmanite Worldwide, Inc. in December 2006 and was appointed to his current position with the Company in April 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE STATEMENT
          Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, among others, to file reports of ownership and changes of ownership in the Company’s equity securities with the SEC and the New York Stock Exchange (“NYSE”). Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.
          Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2007, its officers and directors have complied with all applicable filing requirements under Section 16(a).
ELECTION OF DIRECTORS
          At the Annual Meeting of Stockholders of the Company, four directors, constituting the entire Board of Directors of Furmanite (the “Board”), are to be elected by the holders of common stock. The directors elected will hold office until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and qualified. All four nominees proposed by the Board for election by the holders of common stock are incumbent directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for directors may be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.
          The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, in the circumstance noted above, for other nominees selected by the Board. Unless a stockholder who withholds authority to vote for one or more of the nominees’ votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors because Furmanite’s By-laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. A broker non-vote occurs when a registered broker, who holds securities for customers in street name, has not received voting instructions from a customer having beneficial ownership in the securities. However, the shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

NOMINEES FOR DIRECTORS
          The following table sets forth: (i) the name and age of each nominee for director listed in the enclosed form of proxy for the Company; (ii) the principal occupation of such person; and (iii) the year during which such person first became a director of Furmanite.

		First Year as
		Director of the
Name	Principal Occupation	Company	Age

John R. Barnes	Chairman of the Board and Chief Executive Officer of Furmanite Corporation	1986	63

Sangwoo Ahn	Investor (1)	1989	69

Charles R. Cox	Business Consultant (2)	1995	65

Hans Kessler	Chairman and Managing Director of KMB Kessler + Partner GmbH, a private management consulting company (3)	1998	58

(1)	Mr. Ahn, now retired, was a founding partner of Morgan, Lewis, Githens & Ahn, an investment banking firm. Mr. Ahn has served as a Director of PAR Technology Corporation since 1986.

(2)	Mr. Cox has been engaged as a private business consultant since February 2006. He previously served as Chairman and Chief Executive Officer of WRS Infrastructure and Environment, Inc., a technical services company, from March 2001 to July 2005, and Chairman of the Board through February 2006. He retired in 1998 from Fluor Corporation, where he served in senior executive level positions during a 29-year career with that organization.

(3)	Mr. Kessler has served as Chairman and Managing Director of KMB Kessler + Partner GmbH, a management consulting firm, since 1992. He was previously a Managing Director and Vice President of a European division of Tyco International Ltd.

EXECUTIVE OFFICERS
     The following table sets forth the names, ages, positions and years of service with Furmanite of the executive officers of the Company (the “Named Executive Officers”).

		Years of
		Service
Executive Officers	Office	in Office	Age

John R. Barnes	Chairman of the Board and Chief Executive Officer (1)	21	63

Michael L. Rose	President (2)	2	69

Joseph E. Milliron	Executive Vice President and Chief Operating Officer (3)	2	53

Howard C. Wadsworth	Senior Vice President, Treasurer and Secretary (4)	17	63

Daryl L. Conner	Vice President and Controller(5)	1	44

(1)	Mr. Barnes has served in his current position for more than the last five years. Mr. Barnes also served as President of the Company prior to August 2005.

(2)	Mr. Rose joined the Company in July 2005 and was elected President in August 2005. Mr. Rose also served as Chief Operating Officer of the company from August 2005 to June 2007. Prior to that, he was Chief Operating Officer of Kaneb Pipe Line Company LLC, general partner of Kaneb Pipe Line Partners, L.P., from January 2004 through July 2005, prior to which he served as an executive officer of the Partnership’s Statia Terminals Division since July 2002.

(3)	Mr. Milliron joined Furmanite Worldwide, Inc. in August 2005 as Chief Operating Officer of the technical services business unit and was named Executive Vice President and Chief Operating Officer of the Company in June 2007. Mr. Milliron was a business consultant from 2004 until joining Furmanite and served in various positions of responsibility at CooperHeat-MQS, Inc., an international industrial services company, from 1991 and as Chief Executive Officer, President and a Director from 1999 until 2004. CooperHeat-MQS, Inc., filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in December 2003. Mr. Milliron has over 25 years of experience, both domestic and international, in industrial contracting service.

(4)	Mr. Wadsworth has served in his current position for more than the last five years.

(5)	Mr. Conner joined Furmanite Worldwide, Inc. in December 2006 as controller and was named Vice President and Controller of the Company in April 2007. Prior to joining Furmanite, he served as Controller of the GRM Division of Affiliated Computer Systems, Inc. from 2005 until 2006. From 2000 to 2005, Mr. Conner was worldwide director of finance and accounting for Roper Industries, Inc.

CORPORATE GOVERNANCE
Board of Directors
          The Company is managed by a board of directors comprised of four members who are elected by the holders of common stock. During 2007, the Board held four meetings, and each of the current directors attended all of the Board meetings. A majority of the members of the Board of Directors are “independent” within the meaning of the listing standards of the NYSE. These independent directors are: Sangwoo Ahn, Charles R. Cox, and Hans Kessler. The Board of Directors has determined that none of these directors has any material relationship with the Company or its management that would impair the independence of their judgment in carrying out their responsibilities to the Company. In making this determination, the Board of Directors considers any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, between the Company or any of its subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of the last three fiscal years.
          The Board does not have a policy with respect to director attendance at the Annual Meeting of Stockholders, and only the Chairman of the Board attended last year’s meeting.
Corporate Governance Guidelines
          Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the board. The Corporate Governance Guidelines are available on the Company’s website at www.furmanite.com, and in print without charge upon written request.
Code of Ethics
          The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer and the directors. Copies of the Code of Ethics are available on the Company’s website at www.furmanite.com and will be provided without charge upon written request to Investor Relations, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. The Company intends to post on the Company’s website any amendments to, or waivers from, the Code of Ethics applicable to senior officers should such arise.
Executive Sessions of Non-Management Directors
          The non-management directors of the Company, which are all of the Board members other than Mr. Barnes, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing in care of Chairman of the Nominating and Governance Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
Committees of the Board of Directors
Audit Committee
          The Furmanite Board has an Audit Committee, which is currently comprised of Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler. Each of the members of the Audit Committee is independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Furmanite has determined that Mr. Ahn is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Mr. Ahn serves on the audit committee of one public company other than Furmanite. The Audit Committee and the Furmanite Board have determined that Mr. Ahn’s simultaneous service on another audit committee will not impair his ability to effectively serve on the Furmanite Audit Committee. The Audit Committee held eight meetings during 2007, and each of the committee members attended all of the meetings.
          The functions of the Audit Committee include the selection, engagement and retention of the independent auditors, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent auditors of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent auditors and consideration of the effect of such non-audit services on the auditors’ independence. The Audit Committee has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the Board of Directors of Furmanite, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
          The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
Compensation Committee
          The Board has a Compensation Committee, which is currently comprised of Charles R. Cox (Chairman), Hans Kessler and Sangwoo Ahn, each of whom is “independent” as defined under the listing standards of the NYSE. The function of the Compensation Committee is to establish and review the compensation programs for the Named Executive Officers and key personnel of Furmanite and its subsidiaries and to formulate, recommend and administer incentive, share option or other bonus plans or programs for the officers and key employees of Furmanite and its subsidiaries. The Compensation Committee held three meetings during 2007, which were attended by all of the committee members. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
Compensation Committee Interlocks and Insider Participation
          None of the members of the Compensation Committee is or has been an officer or employee of the Company. No executive officer of the Company serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the Compensation Committee or the Board of Directors.
Nominating Committee
          The Board has a Nominating and Governance Committee, on which Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler serve, each of whom is “independent” as defined under the listing standards of the NYSE and who constitute all of the non-employee directors. The Chairman of the Board is an ex-officio member. The Nominating Committee held one meeting during 2007, which was attended by all of the current committee members. The Nominating Committee considers and recommends future nominees to the Board, including nominees recommended by stockholders of the Company. Recommendations for nominees for election in 2009 must be submitted in writing by December 3, 2008, to Chairman of the Nominating Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. Any submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Furmanite if elected by the stockholders.
          Certain information concerning the consideration by the Nominating Committee of director candidates proposed by stockholders, specific minimum qualifications which the Nominating Committee believes must be met for a nominee to be considered for a seat on the Board, any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, and the process for identifying and evaluating nominees, including those recommended by stockholders, are contained in the Company’s Corporate Governance Guidelines, described above.
          The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company’s policies and processes regarding principles of corporate governance. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
          The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Charles R. Cox (Chairman), Sangwoo Ahn, and Hans Kessler and is charged with the responsibility of providing oversight and direction for the compensation programs and employee benefit plans of the Company. All members of the Committee are independent under applicable NYSE standards. Specific duties and responsibilities include but are not limited to:
•	Establishment and oversight of the Company’s executive compensation policy and strategy.

•	Review and approval of compensation goals and objectives for the Chief Executive Officer (“CEO”), the evaluation of the CEO’s performance relevant to those goals and the determination and approval of the CEO’s compensation based upon the results of the evaluation.

•	Provide recommendations to the Board of Directors regarding the compensation of the Company’s officers.

•	Develop performance targets and criteria underlying the Company’s various incentive compensation plans and administer stock-based compensation plans.

•	Interact in its discretion with outside advisors, consultants or internal employee resources as appropriate regarding the Company’s current compensation and benefit plans as well as periodic assessment of current market practices, trends and legislative developments which affect compensation and benefit plans.

•	Monitor regulations guiding corporate governance policies and procedures pertaining to executive compensation as governed by the SEC, NYSE and other regulatory authorities.

•	Review and determination of Company programs to provide compensation to non-employee directors.

•	Provide assurance that the Company’s compensation program for the CEO and other officers is aligned with the Company’s overall business strategy and focuses upon value to the Company’s stockholders.

The executive compensation strategy is based on the following beliefs:

•	Executive compensation should be aligned with the organization’s overall business strategy of focusing upon growth opportunities in both industry and government sectors, continual improvements in operating profits efficiency and service levels and preparing for a more competitive environment in consolidating industries.

•	Compensation should be commensurate with the achievement of increased returns to stockholders, the officer’s individual contributions to the organization and comparability to market data of business enterprises similar in size and scope to the Company’s operations.

•	Overall pay targets should reflect the Company’s intent to pay executive base salaries at levels consistent with established market data surveys.

•	Key executives responsible for establishing and executing the Company’s business strategy should have incentive opportunities that are tied to the creation of stockholder value.

•	To the extent that is practical and consistent with the overall corporate business strategy, Company incentive plans should be in full compliance with Internal Revenue Code provisions allowing tax deductibility for executive compensation.

•	Stock ownership is an important component for ensuring executive and key employees’ interests are aligned with those of stockholders.

•	To facilitate stock ownership for executives, the Company should provide stock-based incentive plans that focus on the creation of stockholder value.

•	The compensation strategy for the Company should continue to place a greater emphasis on stock-based incentives and related long-term opportunities, with limited availability to special executive benefits and perquisites.
Elements of Compensation
          The principal elements of compensation available to the Compensation Committee with respect to compensation for the Named Executive Officers include base salary, annual bonus opportunity, long-term equity-based incentives (stock options or restricted stock) and retirement benefits that are the same that are provided to all employees and which support the Company’s objectives and goals. The Compensation Committee, with the advice of the Chief Executive Officer for other Named Executive Officer positions, reviews these elements of compensation on an ongoing basis taking into consideration each Named Executive Officer’s past and expected contributions to the Company’s business.
          Base salaries are intended to be competitive with the market and take into account the scope of responsibility, the relevant background, experience and tenure and the past and future potential contributions of the Named Executive Officer to the Company. Base salaries should offer the executive security and allow the Company to maintain a stable management team. Data on base salaries of executive officers of similar companies, which is typically gathered through searches of publicly available information or from published salary survey sources, are periodically compared to the Named Executive Officers’ base salaries with the objective of keeping base salaries at comparable levels. The Compensation Committee reviews the base salaries of the Named Executive Officers on an annual basis.
          The Compensation Committee granted a $20,000 discretionary cash bonus to a Named Executive Officer for individual performance in connection with a specific project or assignment that was paid in the year ended December 31, 2007. The Company’s Chief Operating Officer is eligible to participate with local country managers and field personnel who receive discretionary bonuses related to the year-over-year growth in foreign currency adjusted profit increases that are approved by the Compensation Committee. Amounts related to the 2007 audited results have not yet been allocated to specific individuals, including the one Named Executive Officer that is eligible to receive a discretionary bonus.
          The Compensation Committee believes that Named Executive Officers should have a meaningful portion of their total compensation opportunity linked to increasing shareholder value through the Company’s business strategy of focusing upon growth opportunities and continued improvements in operating profits as well as service levels. The Compensation Committee utilizes stock option or restricted stock awards to Named Executive Officers as long-term equity-based incentives that most closely align their interests with stockholders. Stock options are issued with an exercise price equal to the closing price of the Company’s common stock on the date of the grant by the Compensation Committee and typically vest over a five-year period. No stock options were issued to Named Executive Officers in 2007. The Compensation Committee believes that stock options may not be a cost-effective incentive when they result in charges to earnings that are greater than the perceived net-of-tax value of the stock options to the holder. The Compensation Committee considered the level of stockholdings of each of the Named Executive Officers and alternative forms of incentive compensation and the past and future potential contributions of the Named Executive Officers to the Company that will create value for the Company’s shareholders in determining the granting and vesting of the restricted stock awards.
          Named Executive Officers may participate in the Company’s Savings Investment Plan (the “401(k) Plan”) and other employee benefits that are provided or available to all employees, including medical insurance and life and disability insurance. The Company has no supplemental benefit or deferred compensation plans that provide benefits to Named Executive Officers that are not available to all employees. Perquisites available to Named Executive Officers are minimal in amount and do not exceed $10,000 per person. The Company does not provide Named Executive Officers with company cars or country club memberships and does not own or lease aircraft. The Company does not have employment agreements with its Named Executive Officers and does not have an established policy related to stock ownership guidelines. Since the Named Executive Officers do not participate in awards or payments based upon performance measures, the Company does not have a policy regarding the adjustment or recovery of awards or payments if performance measures were restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In designing executive compensation, the Compensation Committee considers the accounting and tax effect that the components will or may have on the Company or the Named Executive Officer.
          The Compensation Committee uses the above elements of compensation to attract and retain Named Executive Officers and maintain a stable team of effective leaders, to balance the compensation of the Named Executive Officers with the short-term and long-term objectives of the Company and to align the interests of the Named Executive Officers with the stockholders. Prior compensation or amounts realizable from prior compensation are not considered in setting other elements of compensation.
          The Compensation Committee annually reviews the compensation of the Company’s Chief Executive Officer. The review includes the Company’s operations and results as well as leadership skills of the Chief Executive Officer. The Compensation Committee also assesses the Chief Executive Officer’s ability to meet the goals and objectives that are set forth by the Board of Directors in strategic planning, short-term and long-term financial results and succession planning. The Compensation Committee also reviews publicly available information of companies similar to the Company in revenue size, market value or within the same industry.
Compensation Committee Report
To the Board of Directors of
Furmanite Corporation:
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with Furmanite’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Charles R. Cox, Chairman
Sangwoo Ahn
Hans Kessler
Dated: March 20, 2008

EXECUTIVE COMPENSATION
Summary of Compensation
          The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2007 and 2006 to the Chief Executive Officer and each of the Named Executive Officers of Furmanite.
SUMMARY COMPENSATION TABLE

Name and				Bonus	Stock		All Other
Principal Position (a)	Year (b)	Salary ($)(c)		($)(d)	Awards ($)(e)		Compensation ($)(i)		Total ($)(j)

Named Executive Officers:
John R. Barnes Chairman of the Board	2007	400,000			—		13,656	(1)	413,656
and Chief Executive Officer	2006	400,000			540,000	(2)	13,356	(5)	953,356

Michael L. Rose	2007	300,000			—		13,656	(1)	313,656
President	2006	300,000			270,000	(2)(3)	3,156	(5)	573,156

Joseph E. Milliron Executive Vice President	2007	238,731			—		13,656	(1)	252,387
and Chief Operating Officer	2006	225,000			270,000	(2)(3)	3,531	(5)	498,531

Howard C. Wadsworth Senior Vice President,	2007	275,000			—		13,656	(1)	394,256
Treasurer and Secretary	2006	275,000			270,000	(2)	13,356	(5)	558,356

Daryl L. Conner Vice President and	2007	160,000		20,000	—		156	(1)	180,156
Controller	2006	12,727	(4)	—	—		13	(5)	12,740

(1)	Includes the amount of the Company’s contribution in 2007 to the 401(k) Plan and the premiums paid by the Company for group term life insurance coverage, on behalf of Mr. Barnes ($13,500 and $156); Mr. Rose ($13,500 and $156); Mr. Milliron ($13,500 and $156); Mr. Wadsworth ($13,500 and $156); and Mr. Conner ($0 and $156).

(2)	The shares of common stock awarded may not be sold prior to December 6, 2011. The restricted stock awards were granted on December 6, 2006, and are valued at the closing market price on the NYSE that day of $5.40.

(3)	The restricted stock awards to Messrs. Rose and Milliron will vest December 6, 2010 and December 6, 2011, respectively.

(4)	Mr. Conner joined in December 2006 and, accordingly, his compensation reflects only approximately one month’s salary for 2006.

(5)	Includes the amount of the Company’s contribution in 2006 to the 401(k) Plan and the premiums paid by the Company for group term life insurance coverage, on behalf of Mr. Barnes ($13,200 and $156); Mr. Rose ($3,000 and $156); Mr. Milliron ($3,375 and $156); Mr. Wadsworth ($13,200 and $156); and Mr. Conner ($0 and $13).

Plan Based Awards
          There were no individual grants of stock made during the year ended December 31, 2007 to any of the Company’s Named Executive Officers.
Outstanding Equity Awards
          The following table sets forth information on the outstanding equity awards (unexercised options awards and unvested stock awards) held by Named Executive Officers as of December 31, 2007:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
						Market Value of
					Number of Shares or	Shares or Units of
	Number of Securities Underlying				Units of Stock That	Stock That Have Not
	Unexercised Options (#)		Option Exercise	Option Expiration	Have Not	Vested
Name (a)	Exercisable (b)	Unexercisable (c)	Price ($)(e)	Date (f)	Vested (#)(g)	($)(h)

Named Executive Officers:
Michael L. Rose	40,000	120,000	3.14	11/30/2010	50,000	590,000 (1)
Joseph E. Milliron	40,000	60,000	3.14	11/30/2010	50,000	590,000 (1)
Howard C. Wadsworth	—	60,000	3.14	11/30/2010	—	—

(1)	Based on the December 31, 2007 closing price of $11.80. The stock awards for Mr. Rose and Mr. Milliron vest in December 6, 2010 and December 6, 2011, respectively.
          The following table sets forth the options exercised and the stock awards vested during 2007 with respect to Named Executive Officers.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value
	Acquired on	Value Realized on	Acquired on	Realized on
Name (a)	Exercise (#)(b)	Exercise ($)(c)	Vesting (#)(d)	Vesting ($)(e)

Howard C. Wadsworth	20,000	105,600	—	—

Pension Benefits
     The Company does not provide or maintain a defined benefit plan for its executives, nor does the Company have a plan for nonqualified deferred compensation. To assist in their provisions for their retirement years, Named Executive Officers are eligible to participate in the Company’s 401(k) Plan under the same terms and conditions as all other employees of the Company and its subsidiaries.
Elements of Post Termination Compensation and Benefits
     Change in Control
     In order to attract and retain qualified employees, and to encourage the continued attention and dedication of key employees to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, Furmanite has periodically entered into termination agreements with key employees of Furmanite and its subsidiaries which provide that the Company will pay certain amounts to the employee upon specified events connected to a change in control. Under the agreements, a “change in control” occurs if, under certain specified circumstances:
(i)	specified persons (generally defined as those directors serving at the effective date of the termination agreement and those appointed or recommended by such persons) cease to constitute a majority of the members of the Board;

(ii)	a merger of the Company or one of its affiliates, unless the beneficial owners of the voting securities of the Company immediately prior to such merger own at least 50 percent of the combined voting power of the Company, the surviving entity, or the parent of the surviving entity immediately after such merger;

(iii)	a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

(iv)	a sale, transfer, lease or other disposition of all or substantially all of the Company’s assets is consummated.
     If a change in control occurs and the employment of the employee terminates, other than due to the employee’s death or disability or by termination of employment by the Company for cause (as defined in each agreement), the Company will pay each individual a specified percentage (299% in the case of Messrs. Barnes, Rose, and Wadsworth; 100% in the case of Mr. Milliron) of the employee’s annualized base salary immediately prior to the change in control.
     In addition to the payment of a percentage of annualized salary discussed above,
          a) all stock and option awards held by the employee shall immediately become vested, exercisable, and non-forfeitable and all conditions thereof shall be deemed to have been satisfied, subject to the terms and conditions of the plan or agreement by which they were granted.
          b) the Company shall pay to the employee the undiscounted value of any contributions which the Company would have made to the employee’s account with the Company’s 401(k) Plan had employment of the employee continued (for three years in the case of each of Messrs. Barnes, Rose, and Wadsworth; one year in the case of Mr. Milliron),
          c) the Company shall continue any provisions of accident and health insurance benefits being provided to the employee (for a period of three years for each of Messrs. Barnes, Rose, and Wadsworth; one year for Mr. Milliron), and
          d) the Company shall provide any benefits under any post-retirement health care insurance plans then in effect to which the employee would have become entitled had the employee’s employment continued (for a period of three more years in the case of each of Messrs. Barnes, Rose, and Wadsworth; one more year in the case of Mr. Milliron).
     Should payments to the employee be subject to the excise tax of Section 4999 of the Internal Revenue Code or any similar tax payable under any United States federal, state, or local statute, then, subject to certain conditions within the termination agreements, the Company shall pay additional amounts to the employee so as to place the employee in the same economic position such employee would have been in had no excise tax been imposed.
     The following table shows the amounts (in dollars) which would be payable under the termination agreements if such a change in control of the Company would have occurred at December 31, 2007.

	Total					Value of
	Value as a					Restricted
	Multiple of		Provision for	Rights to Post		Stock Awards	Gross
	Annualized	Undiscounted	Accident & Health	Retirement	Value of	that	Up for	Total
	Base	Company	Insurance	Health	Unexercisable	would	Excise	Compen-
Name	Salary	401K Match	Benefits	Care(3)	Options(1)	Vest(2)	Taxes	sation
John R. Barnes	1,196,000	40,500	20,518	—	—	—	—	1,257,018
Michael L. Rose	897,000	40,500	20,518	—	1,039,200	590,000	287,342	2,874,560
Joseph E. Milliron	250,000	13,500	6,839	—	519,600	590,000	51,461	1,431,400
Howard C. Wadsworth	822,250	40,500	29,126	—	519,600	—	—	1,411,476

(1)	Calculated as the difference between the December 31, 2007 closing price of the stock and the exercise price of the option.

(2)	Based on December 31, 2007 closing price of $11.80.

(3)	Retiree pays 100% of the cost of benefit.
Post Termination Compensation and Benefits Not Related to a Change in Control
     The Company does not have employment contracts or agreements with its Named Executive Officers. In the event of termination for whatever reason, other than related to a change in control of the Company as discussed above, such individuals would be entitled to participate in the same post termination benefits and subject to the same conditions as all other employees of the Company and its subsidiaries.

Compensation of Non-Employee Directors
          The Board of Directors provides compensation plans to attract and retain qualified individuals to serve on the Company’s Board of Directors. Each non-employee director is paid an annual cash retainer fee for service on the board as well as all committees, and receives periodic equity-based awards. The Board of Directors provides a mix of cash and periodic equity-based awards to more closely align their interests with the stockholders. The table below sets forth the compensation the Company paid to its non-employee directors for service during 2007.
DIRECTOR COMPENSATION

	Fees Earned or Paid
Name (a)	in Cash ($)(b)	Total ($)(h)
Sangwoo Ahn	50,000	50,000
Charles R. Cox	50,000	50,000
Hans Kessler	50,000	50,000

The fee shown in column (b) above includes compensation for service earned and accrued in 2007 on the Board and all Committees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
          The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.
          In this context, the Audit Committee hereby reports as follows:
          1. The Audit Committee has reviewed and discussed the audited financial statements with management.
          2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.
          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17CFR 249.310) for the fiscal year ended December 31, 2007, for filing with the SEC.
          Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

Members of the Audit Committee Sangwoo Ahn, Chairman Charles R. Cox Hans Kessler
Dated: March 20, 2008

INDEPENDENT PUBLIC ACCOUNTANTS
          Grant Thornton LLP, the Company’s independent auditors for the year ended December 31, 2007, has advised the Company that it will have in attendance at the Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make a statement if they wish to do so.
          The following table sets forth the aggregate fees billed for professional services rendered by the Company’s independent auditors for 2007 and 2006:

	Year Ended December 31
	2007	2006
Audit (1)	$804,000	$850,000
Audit-related Fees (2)	22,000	36,000
Tax Fees (3)(4)	105,000	70,000
All Other Fees	—	—

	$931,000	$956,000

(1)	Fees for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings or engagements for the fiscal year shown. Amount for 2007 and 2006 includes $359,000 and $446,000, respectively, related to the audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. Amounts for 2006 include $12,000 in acquisition related fees. Fewer than 50 percent of the hours expended on the Company’s independent auditors’ engagement to audit the Company’s financial statements were attributed to work performed by persons other than the Company’s independent auditors’ full-time, permanent employees.
(2)	Fees for employee benefit plan audits and consultations concerning financial accounting and reporting standards.
(3)	Fees for professional services rendered by the Company’s independent auditors for income tax planning and tax return review.
(4)	Includes $80,000 and $46,000 paid to Grant Thornton LLP in 2007 and 2006, respectively, for tax planning services provided in certain foreign jurisdictions.
          The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.
          The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2007 was compatible with maintaining the principal accountants’ independence. The Audit Committee of the Board of Directors has not yet selected the principal accountants to audit the accounts of Furmanite for the calendar year ending December 31, 2008.

OTHER MATTERS
          At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Furmanite’s 2007 Annual Report is available, without charge, on the internet at www.furmanite.com or upon written request to the Investor Relations Department, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
          The preparation and delivery costs of the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material as requested to stockholders of Furmanite, the Company has retained Broadridge Financial Solutions, Inc. to request banks and brokers to forward copies of such material to persons for whom they hold Furmanite common stock and to request authority for execution of the proxies. The Company will pay Broadridge a fee of approximately $3,300, excluding expenses, for implementation and processing and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials. Certain of the Company’ officers or employees may solicit the return of proxies by telephone, personal interview or other electronic means.
PROPOSALS FOR NEXT ANNUAL MEETING
          Any proposals of holders of Furmanite common stock intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2009 must be received by the Company, addressed to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than December 3, 2008 to be included in the Proxy Statement and form of proxy relating to that meeting.
          Proxies for Furmanite’s Annual Meeting of Stockholders to be held in the year 2009 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives written notice, addressed to the Company’s Secretary not later than December 3, 2008, that the matter will be presented at the meeting and (ii) the Company fails to include in its proxy statement the meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

By Order of the Board of Directors John R. Barnes Chairman of the Board and Chief Executive Officer Dated: April 2, 2008

FURMANITE CORPORATION
2435 N CENTRAL EXPRESSWAY SUITE 700
RICHARDSON, TX 75080
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by Furmanite Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Furmanite Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FURMT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FURMANITE CORPORATION	For	Withhold	For All
	All	All	Except
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.	☐	☐	☐

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:

01) Sangwoo Ahn
02) John R. Barnes
03) Charles R. Cox
04) Hans Kessler
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all of the nominees named above. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2008
     The stockholder(s) hereby appoint(s) John R. Barnes and Howard C. Wadsworth, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Furmanite Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., Central Time on May 12, 2008, at 900 East Lookout Drive, Richardson, Texas 75082, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE